_____________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

    Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

_______________________________________________________

U.S. BANK  NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

U.S. Bank National Association

One Federal Street

Boston, MA 02110

(617) 603-6413

(Name, address and telephone number of agent for service)

New York Mortgage Trust 2005-1

                                                       (Issuer with respect to the Securities)

Delaware	Applied For

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

C/o Wilmington Trust Company 1100 North Market Street Rodney Square North Wilmington, DE 19890-0001	19890-0001
(Address of Principal Executive Offices)	(Zip Code)

Greenwich Capital Acceptance, Inc., New York Mortgage Trust 2005-1

(Title of the Indenture Securities)

_____________________________________

FORM T-1

Item 1.      GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)

Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)

Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.     AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15

Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.     LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.   A copy of the Articles of Association of the Trustee.*

2.   A copy of the certificate of authority of the Trustee to commence business.*

3.

A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.

A copy of the existing bylaws of the Trustee.*

5.

A copy of each Indenture referred to in Item 4.  Not applicable.

6.

The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.

Report of Condition of the Trustee as of March 31, 2004, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Registration Number 333-67188.

NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors.  While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston, Commonwealth of Massachusetts on the 17th of February, 2005.

U.S. BANK NATIONAL ASSOCIATION

By:

/s/ Clare M. O’Brien

Clare M. O’Brien

Vice President

By:

/s/ David Duclos

David Duclos

Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  February 17, 2005

U.S. BANK NATIONAL ASSOCIATION

By:

/s/ Clare M. O’Brien

Clare M. O’Brien

Vice President

By:

/s/ David Duclos

David Duclos

Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 9/30/2004

($000’s)

9/30/2004

Assets

Cash and Due From Depository Institutions

$6,973,101

Federal Reserve Stock

0

Securities

39,400,687

Federal Funds

2,842,037

Loans & Lease Financing Receivables

121,000,954

Fixed Assets

1,846,496

Intangible Assets

10,035,484

Other Assets

10,354,644

Total Assets

$192,453,403

Liabilities

Deposits

$122,247,349

Fed Funds

7,346,293

Treasury Demand Notes

0

Trading Liabilities

145,128

Other Borrowed Money

30,331,854

Acceptances

146,102

Subordinated Notes and Debentures

5,535,512

Other Liabilities

6,060,066

Total Liabilities

$171,812,304

Equity

Minority Interest in Subsidiaries

$1,013,889

Common and Preferred Stock

18,200

Surplus

11,792,288

Undivided Profits

7,816,722

Total Equity Capital

$19,627,210

Total Liabilities and Equity Capital

$192,453,403

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:

/s/ Clare M. O’Brien

 Vice President

Date:  February 17, 2005